EXHIBIT 21.1

SUBSIDIARIES

Cole Hersee Company – Delaware

Hamlin Incorporated - Delaware

LFUS LLC - Delaware

Cole Hersee S. de R.L. de C.V. – Mexico

Littelfuse, S.A. de C.V. – Mexico

LF Consorcio S. De R.L. de C.V. – Mexico

Hamlin Electro-Mecanieos BAC, S de RL de CV - Mexico

Startco Engineering ULC - Canada

Starco Canada LP - Canada

Littelfuse da Amazonia, Ltda. – Brazil

Littelfuse Holding Ltd. - Ireland

Accel AB – Sweden

Accel Elektronika UAB – Lithuania

Selco A/S - Denmark

Littelfuse, B.V. – Netherlands

Littelfuse Holding, B.V. – Netherlands

Littelfuse Netherlands CV - Netherlands

Littelfuse Holding II BV - Netherlands

Littelfuse Holding III BV - Netherlands

Littelfuse Holding IV BV - Netherlands

Littelfuse U.K. Ltd. – United Kingdom

Hamlin Electronics Europe Limited – United Kingdom

Littelfuse GmbH – Germany

Littelfuse Holding GmbH – Germany

LF Europe GmbH – Germany

H.I. Verwaltungs GmbH – Germany

Hamlin Electronics GmbH - Germany

Littelfuse Concord Semiconductor, Inc. – Taiwan

Concord Semiconductor (Wuxi) Company – China

Dongguan Littelfuse Electronics Co., Ltd. – China

Suzhou Littelfuse OVS Ltd. – China

Hamlin Electronics (Suzhou) Co., Ltd.

Littelfuse Far East Pte. Ltd. – Singapore

Littelfuse HK Limited – Hong Kong

Hamlin Asia Pacific Limited – Hong Kong

Hamlin RO S.r.l. - Romania

Littelfuse KK – Japan

Littelfuse Phils, Inc. – Philippines

Littelfuse Triad, Inc. – Korea